UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 27, 2006

TIBCO Software Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26579	77-0449727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Hillview Avenue

Palo Alto, California 94304-1213

(Address of principal executive offices, including zip code)

(650) 846-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 27, 2006, the Compensation Committee of the Board of Directors of TIBCO Software Inc. (the “Company”) approved an amendment (the “Amendment”) to the Company’s Change in Control Severance Plan (the “Plan”). The Plan is designed to ensure that the members of the team negotiating a change in control transaction do not leave during such negotiation and that members of the management team remain with the Company to complete any such transaction and to assist with the integration as required. Pursuant to the terms of the Amendment, if any member of the team is terminated after twelve months following the completion of a change in control, that person will receive between six months and nine months of base salary plus a portion of their annual bonus. Executive officers (other than the Chief Executive Officer) will receive 12 months of base salary plus their annual bonus. In addition, the Amendment provides for accelerated vesting of a portion of the employee’s outstanding equity awards (but not more than 50% of then unvested equity awards), based on the employee’s position with the Company.

The foregoing summary of the Plan is subject to, and qualified in its entirety by, the Plan attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	TIBCO Software Inc. Change in Control Severance Plan

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIBCO Software Inc.

By:	/s/ William R. Hughes
William R. Hughes Executive Vice President, General Counsel and Secretary

Date: July 31, 2006

3

EXHIBIT INDEX

Exhibit No.	Description

99.1	TIBCO Software Inc. Change in Control Severance Plan

4